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                                                                 Exhibit 10(KKK)


                       [Cerprobe Corporation Letterhead]




     September 15, 2000


     Mr. Isam Qubain
     BEST I.Q., Inc.
     1248 Reamwood Avenue
     Sunnyvale, CA


     Re: Tenancy Agreement between BEST I.Q., Inc. and Cerprobe Corporation for the premises including the piece of land and hereditaments known as Lot No. P.T. No. 2878, Mukim 12, Daerah Barat Daya Penang held under Suratan Hakmilik Sementara No. H.S. (D) 8658 together with a single story building bearing Premises No. Plot 47 Phase IV, Jalan Bund, 11900 Bayan Lepas, Penang.



     Dear Mr. Qubain:


     Cerprobe Corporation has hired architects and contractors to complete improvement to the premises per the terms of the Tenancy Agreement. The estimated cost of the improvements undertaken by Cerprobe exceeds $400,000. Per our construction schedule, the planned completion of all improvements is during January 2001.

     Per the eighth (8th) paragraph of Section 2 in the Tenancy Agreement, Cerprobe is to complete $300,000 in improvements before November 1, 2000, or pay a lump sum of cash to you, the landlord. Cerprobe will be unable to complete all improvements by the November 1, 2000 date. We are requesting an amendment to the completion requirements are in the Tenancy Agreement; changing the date from November 1, 2000 to February 1, 2001.

     Please sign the attached Amendment and return a fully executed copy to my attention. Should you have any questions or concerns, please feel free to contact me at (510) 782-2654.


     Kind Regards,

     /s/ Daniel J. Hill
     Daniel J. Hill
     Executive Vice President & COO


     DJH/jb

     encl.

     cc:  Nasser Barabi
          Paul Tullis


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                        AMENDMENT 1 TO TENANCY AGREEMENT

Reference: Tenancy Agreement between BEST I.Q., Inc. and Cerprobe Corporation for the premises including the piece of land and hereditaments known as Lot No. P.T. No. 2878, Mukim 12 Daerah Barat Daya Penang held under Suratan Hakmilik Sementara No. H.S. (D) 8658 together with a single story building bearing Premises No. Plot 47 Phase IV, Jalan Bund, 11900 Bayan Lepas, Penang.

In the eighth (8th) paragraph of Section 2 of the Tenancy Agreement, sentence two, change the wording from: "on or before November 1, 2000", to "on or before February 1, 2001".



Signed By:                              Signed By:

/s/ Daniel J. Hill                      /s/ Isam Qubain
--------------------------              --------------------------
Daniel J. Hill                          Isam Qubain
For Cerprobe Corporation                For BEST I.Q., Inc.


Sept. 15, 2000                          Sept. 18, 2000
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Date                                    Date